Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Mobile Mini, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Phoenix, Arizona

February 20, 2014